UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 9, 2015

ORBITAL ATK, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

45101 Warp Drive, Dulles, Virginia 20166

(Address of principal executive offices) (Zip Code)

(703) 406-5000

(Registrant’s telephone number, including area code)

Alliant Techsystems Inc.
1300 Wilson Boulevard, Suite 400, Arlington, Virginia 22209-2307

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This Current Report on Form 8-K is being filed in connection with the consummation on February 9, 2015 (the “Closing Date”) of the transactions contemplated by that certain Transaction Agreement (the “Transaction Agreement”), dated as of April 28, 2014, among Alliant Techsystems Inc., a Delaware corporation (“ATK”), Orbital Sciences Corporation, a Delaware corporation (“Orbital”), Vista Outdoor Inc. (formerly Vista SpinCo Inc.), a Delaware corporation (“Vista Outdoor”) and Vista Merger Sub Inc., a Delaware corporation (“Merger Sub”).  Pursuant to the Transaction Agreement, (i) at approximately 8:30 a.m., Eastern time on February 9, 2015 ATK spun-off Vista Outdoor to its stockholders (the “Distribution”), (ii)  at aproximately 2:00 p.m., Eastern time on February 9, 2015 (the “Effective Time”), Merger Sub merged with and into Orbital (the “Merger” and together with the Distribution, the “Transaction”), with Orbital continuing as the surviving corporation and a wholly-owned subsidiary of ATK and (iii) ATK amended its certificate of incorporation to change its name to Orbital ATK, Inc.  References to “ATK” in this Current Report on Form 8-K are to Alliant Techsystems Inc. prior to consummation of the Merger and references to “Orbital ATK” are to the combined company following consummation of the Merger.  The events described below took place in connection with the consummation of the Transaction.

Item 1.01.  Entry Into a Material Agreement.

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Tax Matters Agreement

On February 9, 2015, Orbital ATK and Vista Outdoor entered into a Tax Matters Agreement (the “Tax Matters Agreement”), which governs both Orbital ATK’s and Vista Outdoor’s rights and obligations with respect to taxes for both pre- and post-distribution periods.  Under the Tax Matters Agreement, each party is generally required to indemnify the other for audit adjustments to its own separate tax returns.  Additionally, Vista Outdoor is required to indemnify Orbital ATK for audit adjustments of Orbital ATK’s tax returns for tax items relating solely to the business of ATK’s sporting group, which is now contained in Vista Outdoor and was spun-off in the Distribution (the “ATK Sporting business”).

In addition, Orbital ATK and Vista Outdoor are obligated to make a series of tax-related true-up payments.  These payments will ensure that Vista Outdoor will generally bear all income tax liabilities for Orbital ATK’s unfiled consolidated tax returns for its 2014 fiscal year.  These payments will also ensure that Vista Outdoor will generally bear the income tax liabilities relating to the ATK Sporting business that arise during the pre-distribution portion of Orbital ATK’s 2015 fiscal year.

Pursuant to the terms of the Tax Matters Agreement, Vista Outdoor is generally required to indemnify Orbital ATK against any tax imposed on the Distribution if that tax results from any action or omission of Vista Outdoor or its subsidiaries, including (i) direct or indirect acquisitions of Vista Outdoor’s equity securities that result in a 50% or more change in ownership of Vista Outdoor as part of a plan or series of related transactions that include the distribution or (ii) other actions or omissions (such as those described in the following paragraph) by Vista Outdoor or its subsidiaries, or if the tax results from certain representations made by Orbital ATK and Vista Outdoor that form a basis for the tax opinion delivered in connection with the Transaction not being true when made.  If any tax, other than certain transfer taxes, is imposed on Orbital ATK with respect to the Distribution for reasons not related to any of the above actions by Vista Outdoor or its subsidiaries, Orbital ATK will be responsible for such tax and will not be entitled to indemnification by Vista Outdoor under the Tax Matters Agreement, and if such tax is imposed on Vista Outdoor, then Orbital ATK will generally be required to indemnify Vista Outdoor against that tax.

In addition, to preserve the intended tax-free treatment to Orbital ATK of the Distribution, pursuant to the Tax Matters Agreement, Orbital ATK and Vista Outdoor are each prohibited from taking actions or omissions that could reasonably be expected to cause the Distribution to be taxable or to jeopardize the conclusions of the opinions of tax counsel received by Orbital ATK or Orbital.  In particular, for a two-year period following the distribution, Orbital ATK and Vista Outdoor may not:

•                  enter into any agreement, understanding or arrangement with respect to any transaction or series of transactions involving the acquisition, issuance, repurchase or change of ownership of (i) in the case of Orbital ATK, any of Orbital ATK’s capital stock and (ii) in the case of Vista Outdoor, 30% or more of Vista Outdoor’s capital stock, in each case together with options or other rights in respect of such capital stock, subject to certain exceptions relating to employee compensation arrangements, and stockholder rights plans;

•                  liquidate (or partially liquidate), whether by merger, consolidation or otherwise;

•                  cease to be engaged in the active conduct of, or sell or transfer more than 30% of the gross assets or gross consolidated assets of, certain businesses; or

•                  redeem or otherwise repurchase its capital stock, subject to certain exceptions.

Orbital ATK or Vista Outdoor will be permitted to take any of the restricted actions described above if it obtains an opinion of counsel or IRS private letter ruling that is reasonably acceptable to the other party to the effect that the action will not affect the tax-free status of the Distribution, the Merger or certain related transactions.  If either party intends to take any such restricted action, the other party will be required to cooperate in obtaining the tax opinion or IRS ruling.  The receipt of any such ruling or opinion in respect of an action Vista Outdoor or Orbital ATK proposes to take will not relieve Vista Outdoor or Orbital ATK of any obligation it has to indemnify the other party if that action causes the Distribution, Merger or certain related transactions to be taxable.

The foregoing description of the Tax Matters Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Tax Matters Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

The information provided in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Distribution

On February 9, 2015, prior to the Merger with Orbital, ATK completed the previously announced distribution of 100% of the outstanding shares of common stock of Vista Outdoor to ATK’s stockholders.  ATK stockholders received two shares of Vista Outdoor common stock for each share of ATK common stock that they owned.  As a result of the Distribution, Vista Outdoor separated from Orbital ATK and its common stock began regular-way trading on the New York Stock Exchange (the “NYSE”) under the symbol “VSTO” on February 10, 2015.  ATK distributed a total of approximately 63.9 million shares of Vista Outdoor’s common stock to ATK’s stockholders of record as of the close of business on February 2, the record date for the Distribution.

Following the Distribution, Vista Outdoor is expected to be reported as discontinued operations by Orbital ATK in accordance with ASC Topic 205, "Presentation of Financial Statements," beginning with Orbital ATK's financial statements for the fiscal year ended March 31, 2015.

Merger

On February 9, 2015, following the Distribution, ATK completed the merger transaction contemplated by the Transaction Agreement, pursuant to which Merger Sub merged with and into Orbital, with Orbital continuing as the surviving corporation and a wholly-owned subsidiary of Orbital ATK.  Pursuant to the Transaction Agreement, at the Effective Time, each issued and outstanding share of common stock, par value $0.01 per share, of Orbital was converted into the right to receive 0.449 shares of ATK common stock, par value $0.01 per share (the “Merger Consideration”) (other than shares held by Orbital, ATK or any wholly-owned subsidiary of either one), with cash in lieu of fractional shares.  ATK issued approximately 27.4 million shares of ATK common stock as consideration in the Merger.  Based on the closing price of Orbital ATK common stock following the Distribution on February 9, 2015 as reported on the NYSE, the aggregate value of the consideration paid or payable to former holders of Orbital’s common stock is approximately $1.7 billion.  Following the Merger, ATK began trading as Orbital ATK under the symbol “OA” on the NYSE on February 10, 2015.

The foregoing description of the Transaction Agreement and the transactions contemplated by the Transaction Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Transaction Agreement, which was previously filed as Exhibit 2.1 to ATK’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 2, 2014 and is incorporated by reference herein as Exhibit 2.1 to this Current Report on Form 8-K.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

(b)                                 Resignation of Officers and Directors

In connection with the Transaction, Mark W. DeYoung (ATK President and Chief Executive Officer), Neal S. Cohen (ATK Executive Vice President and Chief Financial Officer), Jay W. Tibbets (Senior Vice President and President Sporting Group) and Scott D. Chaplin (ATK Senior Vice President, General Counsel and Secretary) voluntarily resigned from their positions at ATK, effective immediately prior to the Effective Time.  In addition, in connection with the Transaction, Michael Callahan and April H. Foley voluntarily resigned from the ATK Board of Directors effective immediately prior to the Effective Time.

(c)                                  Appointment of Officers

On February 9, 2015, effective as of the Effective Time, as approved by resolutions of Orbital ATK’s Board of Directors and pursuant to the terms of the Transaction Agreement, David W. Thompson was appointed President and Chief Executive Officer of Orbital ATK, Blake E. Larson was appointed Chief Operating Officer of Orbital ATK, Garrett E. Pierce was appointed Chief Financial Officer of Orbital ATK and Hollis M. Thompson was appointed Principal Accounting Officer of Orbital ATK.

David W. Thompson, 60, Orbital ATK's President and Chief Executive Officer, co-founded Orbital and previously served as chairman of the board and Chief Executive Officer of Orbital since 1982.  From 1982 until October 1999, he also served as President, a role he resumed in mid-2011.  Prior to founding Orbital, Mr. Thompson was employed by Hughes Electronics Corporation as special assistant to the President of its Missile Systems Group and by NASA at the Marshall Space Flight Center as a project manager and engineer, and also worked on the Space Shuttle’s autopilot design at the Charles Stark Draper Laboratory.  Mr. Thompson is an Honorary Fellow of the American Institute of Aeronautics and Astronautics, a Fellow of the American Astronautical Society and the Royal Aeronautical Society, and is a member of the U.S. National Academy of Engineering.  He also serves as a member of the Board of Trustees of the California Institute of Technology.

Blake Larson, 55, Orbital ATK's Chief Operating Officer, previously served as Senior Vice President and President of ATK Aerospace Group since 2010.  He previously served as Executive Vice President of ATK Space Systems and ATK Mission Systems; Senior Vice President and President of ATK Advanced Propulsion and Space Systems Group; and Vice President and General Manager of ATK Composites.  He also served in leadership positions with ATK Ordnance and Ground Systems, ATK Precision Fuze, and ATK Power Sources.  During his 23-year career, Mr. Larson has held various engineering management positions.  He has a bachelor’s degree from the University of Minnesota and a Master of Science in management of technology from the University of Minnesota.

Garrett Pierce, 70, Orbital ATK's Chief Financial Officer, previously served as Vice Chairman and Chief Financial Officer of Orbital since April 2002, and was Executive Vice President and Chief Financial Officer since August 2000.  From 1996 until August 2000, he was Executive Vice President and Chief Financial Officer of Sensormatic Electronics Corp., a supplier of electronic security systems, where he was also named Chief Administrative Officer in July 1998.  Prior to joining Sensormatic, Mr. Pierce was the Executive Vice President and Chief Financial Officer of California Microwave, Inc., a supplier of microwave, radio frequency, and satellite systems and products for communications and wireless networks.  From 1980 to 1993, Mr. Pierce was employed by Materials Research Corporation, a provider of thin film equipment and high purity materials to the semiconductor, telecommunications and media storage industries, where he progressed from Chief Financial Officer to President and Chief Executive Officer.  Materials Research Corporation was acquired by Sony Corporation in 1989.  From 1972 to 1980, Mr. Pierce held various management positions with The Signal Companies.  Mr. Pierce is a director of Kulicke and Soffa Industries, Inc.

Hollis Thompson, 57, Orbital ATK's Vice President, Principal Accounting Officer, previously served as Senior Vice President, Controller and Principal Accounting Officer of Orbital since 2009, was Vice President, Controller and Principal Accounting Officer from 2003 to 2009 and was Vice President and Controller from 1999 to 2003.  Prior to joining Orbital in 1999, Mr. Thompson held various accounting and financial management positions at COMSAT Corporation, a global provider of satellite services and digital networking services and technology. Previously, Mr. Thompson was an audit manager at Arthur Andersen & Co., an international accounting, audit, tax and advisory services firm.  Mr. Thompson has a bachelor’s degree in accounting from Brigham Young University and he is a Certified Public Accountant.

Assumption of Executive Change in Control Severance Agreements

In connection with the Merger and pursuant to the terms of the executive change in control severance agreements with each of David Thompson, Garrett Pierce and Hollis Thompson (collectively, the “Severance Agreements”), at the Effective Time, Orbital ATK assumed Orbital’s obligations under each Severance Agreement.  Pursuant to the terms of each Severance Agreement, if the executive officer’s employment is terminated by Orbital ATK without “cause” (as defined below) or by such employee for “good reason” (as defined below) in anticipation of, upon the consummation of, or at any time after a “change in control” (as defined below), the executive officer would receive from Orbital ATK a lump sum cash payment equal to two times the sum of (1) the greater of his annual base salary in effect on the closing date of the Merger or the date of termination and (2) the greater of (a) his full target bonus for the year of termination or (b) the average of the two highest cash bonuses earned during two of the three immediately preceding years.  Also, the executive officer would receive a pro rata bonus in a lump sum cash payment equal to his target bonus through the date of termination.  In addition, all unvested amounts under Orbital’s retirement and deferred compensation plans would vest, all insurance benefits would continue for 24 months and all outstanding vested and unvested equity awards would be repurchased by Orbital ATK at the higher of (1) the highest price paid in the Merger or (2) the then current fair market value on the date of termination if the equity award has been assumed, less the exercise price for any such equity award, if applicable.  The officer would also be entitled to payment by Orbital ATK of all reasonable legal fees and expenses incurred by the officer as a result of the termination.  The officer must timely execute a written release of claims provided by Orbital ATK to be eligible to receive any of the foregoing payments.  In the event that it is determined that any of the payments and benefits described above or any other payments would subject the executive officer to excise taxes under Section 4999 of the Code because such payments and benefits due would constitute a “parachute payment” under Section 280G of the Code, payments to the officer under the Severance Agreement will be reduced to the extent doing so would result in the executive officer receiving a larger after-tax amount than if he received the entire payment.

For purposes of the foregoing, “cause” generally means (1) the officer’s willful and continual failure to substantially perform his duties in accordance with the instructions of the Orbital ATK Board of Directors or the persons to whom the officer reports, after a demand for substantial performance is delivered to the officer by the Orbital ATK Board of Directors specifically identifying the manner in which the Orbital ATK Board of Directors believes that the officer has not substantially performed his duties; (2) the officer’s willfully engaging in conduct that is materially injurious to Orbital ATK; (3) the officer’s embezzlement or misappropriation of Orbital ATK’s funds or property; (4) the officer’s conviction of a felony or plea of guilty or nolo contendere to a felony; or (5) the officer’s conviction of a crime involving fraud, dishonesty, moral turpitude or breach of trust or plea of guilty or nolo contendere to such a crime.

For purposes of the foregoing, “good reason” generally means the occurrence of any of the following events with respect to the officer: (1) without the officer’s written consent, the assignment of the executive officer to duties that are a material adverse change from the most significant position held by the officer during the 180-day period prior to the effective time of the Merger; (2) a material reduction in the officer’s base salary; (3) the relocation of the officer outside a 50-mile radius of the officer’s then-current office; (4) a material adverse change in (a) the value of any material compensation plan in which the officer participates or (b) the benefits under Orbital’s retirement, pension, 401(k), deferred compensation, life insurance, medical, health, accident, disability or other benefit plans in which the officer participated as of the effective time of the Merger; or (5) Orbital’s failure to obtain from any successor an assumption of the obligations under the Severance Agreement.

Under the Severance Agreements, following the Merger “change in control” is generally defined as (1) the acquisition by an individual, entity or group of 30% or more of Orbital ATK’s common stock or the combined voting power of Orbital ATK’s then outstanding voting securities entitled to vote for directors, (2) within any 24-month period, the persons who were Orbital ATK’s directors immediately prior to the transaction cease to constitute a majority of the Orbital board of directors or its successor, with certain exceptions, (3) the sale or disposition of all or substantially all of Orbital ATK’s assets, or (4) the consummation by Orbital ATK of a reorganization, merger, consolidation or similar business combination transaction, the result of which is either (a) Orbital ATK’s stockholders immediately prior to the transaction will not beneficially own more than 60% of the surviving entity, (b) a person becomes the owner of 30% or more of the outstanding common stock of the entity resulting from the transaction, or (c) at least a majority of the members of the board of directors of the entity resulting from the transaction were not members of the Orbital ATK board of directors at the time the transaction was approved. The Merger constituted a “change in control” of Orbital under the Severance Agreements pursuant to clause (4)(a) above.

The foregoing description of the Severance Agreements does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Severance Agreements, which are filed as Exhibits 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Assumption of Executive Severance Agreement

In connection with the Merger and pursuant to the terms of Mr. Pierce’s executive severance agreement (the “Pierce Severance Agreement”), at the Effective Time, Orbital ATK assumed Orbital’s obligations under the Pierce Severance Agreement.  Pursuant to the terms of the Pierce Severance Agreement, if Mr. Pierce’s employment is terminated by Orbital ATK for disability, his benefits will be determined in accordance with Orbital ATK’s insurance and benefits programs then in effect and his equity awards will continue to vest as scheduled for a 24-month period following such termination and any stock options held by Mr. Pierce will remain exercisable for the rest of the originally scheduled term.  If Mr. Pierce’s employment is terminated by Orbital ATK for “cause” (as defined below), Mr. Pierce would only be permitted to exercise any vested stock options for 60 days following the date of termination.  If Mr. Pierce’s employment is terminated by Orbital ATK without “cause” (as defined below) or by Mr. Pierce for “good reason” (as defined below), Mr. Pierce would receive from Orbital ATK a lump sum cash payment equal to two times the sum of (1) his annual base salary on the date of termination and (2) the greater of (a) the sum of any bonuses paid or payable to him for the 12-month period immediately preceding the month of termination, or (b) the target bonus for the year of termination based on 80% of his annual base salary.  He would also be reimbursed for all reasonable legal fees and expenses incurred as a result of such termination.  In addition, Mr. Pierce’s equity awards would continue to vest as scheduled for a 24-month period and all vested stock options held by Mr. Pierce will remain exercisable for the rest of the originally scheduled term and his insurance benefits would continue for a 24-month following termination.

For purposes of the foregoing, “cause” means (1) Mr. Pierce’s willful gross neglect of his duties with Orbital ATK as such duties are determined by the Orbital ATK Board of Directors or the executive officers to whom he reports, after a demand for substantial performance is delivered to him by the Orbital ATK Board of Directors specifically identifying the manner in which the Orbital ATK Board of Directors believes that he has substantially neglected his duties; or (2) his willfully engaging in gross misconduct that is demonstrably and materially injurious to Orbital ATK.

For purposes of the foregoing, “good reason” means the occurrence of any of the following events with respect to Mr. Pierce: (1) without his written consent, the assignment of him to any position, authorities, duties and responsibilities that are a material adverse change from the most significant of those held by Mr. Pierce during the previous 180-day period; (2) a material reduction in his base salary; (3) the relocation of Mr. Pierce outside a 50-mile radius of his office in the previous 180-day period; (4) a material adverse change in (a) the value of any material compensation plan in which Mr. Pierce participates or (b) the benefits under Orbital’s retirement, pension, 401(k), deferred compensation, life insurance, medical, health, accident, disability or other benefit plans in which he participated in the previous 180-day period; (5) the failure to nominate or renominate him to a position on the Orbital ATK Board of Directors; or (6) Orbital ATK’s failure to obtain from any successor an assumption of the obligations under the Pierce Severance Agreement.

Notwithstanding the foregoing, if Mr. Pierce’s employment is terminated in anticipation of or within two years following a “change in control” (as defined in his Severance Agreement), his Severance Agreement (as described above), and not the Pierce Severance Agreement, will apply.

The foregoing description of the Pierce Severance Agreements does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Pierce Severance Agreement, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

(d)                                 Appointment of Directors

On February 9, 2015, effective as of the Effective Time, as approved by resolutions of ATK’s Board of Directors and pursuant to the terms of the Transaction Agreement, the number of directors on the Orbital ATK Board of Directors was increased to 16, and, in addition to Mr. David Thompson, the following former members of the Orbital board of directors were appointed to the Orbital ATK Board:

•                  General Kevin P. Chilton, USAF (Ret.).  General Chilton, 60, served on the Orbital board of directors since January 2012.  In February 2011, General Chilton retired as General from the U.S. Air Force after more than three decades of service.  General Chilton served as Commander, U.S. Strategic Command, from 2007 through 2011, overseeing operations for Department of Defense nuclear, space and cyberspace operations.  From 2006 to 2007, General Chilton served as Commander of Air Force Space Command, where he was responsible for all Air Force space operations.  He previously served in the Air Force in a variety of command positions and as a pilot.  General Chilton also served as a NASA astronaut from 1987 to 1996, including on three space shuttle flights.  General Chilton is a director of Anadarko Petroleum Corporation and Level 3 Communications, Inc.

•                  Lennard A. Fisk.  Dr. Fisk, 71, has been a Distinguished University Professor of Space Sciences at the University of Michigan since 1993, where he leads a research group conducting theoretical and experimental space science research.  From 1987 to 1993, Dr. Fisk was the NASA Associate Administrator for Space Science and Applications, where he was responsible for the planning and direction of all NASA programs concerned with space science and applications, and for the institutional management of the Goddard Space Flight Center and the Jet Propulsion Laboratory.  From 1977 to 1987, Dr. Fisk held various positions at the University of New Hampshire, including Professor of Physics and Vice President for Research and Financial Affairs.  Dr. Fisk has served on numerous advisory committees including the Space Studies Board of the U.S. National Academy of Sciences, which he chaired from 2003 to 2008.  He is a member of the U.S. National Academy of Sciences, the International Academy of Astronautics and Academia Europaea, and a Fellow of the American Geophysical Union.  He has received numerous awards including the NASA Distinguished Service Medal.

•                  Robert M. Hanisee.  From 1990 until his retirement at the end of 2003, Mr. Hanisee, 76, held a series of positions with Trust Company of the West, an investment management services company.  He served as Managing Director and Chief Investment Officer for Asset Allocation in the Private Client Services Group from 1998 to 2003, managed the Convertible Securities Group from 1992 to 1998, and was Portfolio Manager for the Global Telecom Trust from September 1996 to October 1998.  Mr. Hanisee was a founding partner of Amdec Securities, and later was President of Seidler Amdec Securities.

•                  Lieutenant General Ronald T. Kadish, USAF (Ret.).  General Kadish, 66, has been with Booz Allen Hamilton, a global strategy and technology consulting firm, since February 2005 and currently serves as Executive Vice President.  In September 2004, General Kadish retired as Lieutenant General from the U.S. Air Force after serving for 34 years.  From 1999 until his retirement, General Kadish served as Director of the U.S. Missile Defense Agency (formerly Ballistic Missile Defense Organization).  From August 1996 to June 1999, General Kadish served as the Commander of the Electronic Systems Center at Hanscom Air Force Base.  Prior to that time, General Kadish served in numerous assignments with the U.S. Air Force, including Program Director for several military aircraft platforms.  During his career with the U.S. Air Force, General Kadish received a number of awards and decorations, including the Defense Distinguished Service Medal with oak leaf cluster, the Distinguished Service Medal, and the Legion of Merit.  General Kadish is a director of Spirit AeroSystems Holdings, Inc.

•                  Janice I. Obuchowski.  Ms. Obuchowski, 63, has been President of Freedom Technologies, Incorporated, a telecommunications research and consulting firm, since 1992.  In 2003, Ms. Obuchowski also served as Ambassador and U.S. Representative to the World Radiocommunication Conference 2003.  From 1989 to 1992, she served as Assistant Secretary for Communications and Information at the U.S. Department of Commerce and Administrator of the National Telecommunications and Information Agency.  From 1980 to 1987, Ms. Obuchowski served in a variety of positions at the U.S. Federal Communications Commission, including Senior Adviser to the Chairman.  Ms. Obuchowski is a director of CSG Systems International, Inc. and Inmarsat plc.

•                  James G. Roche.  Dr. Roche, 75, served as the Secretary of the U.S. Air Force from 2001 to 2005.  From 1984 to 2001, Dr. Roche held several executive positions with Northrop Grumman Corporation, a global defense company, including Corporate Vice President and President of its Electronic Sensors and Systems Sector.  From 1983 to 1984, Dr. Roche was Democratic Staff Director of the U.S. Senate Committee on Armed Services.  Dr. Roche served in the U.S. Navy for 23 years and retired with the rank of captain in 1983.  As a naval officer, his assignments included Principal Deputy Director of the U.S. State Department’s Policy Planning Staff and Senior Professional Staff Member of the U.S. Senate Select Committee on Intelligence.  He commanded the USS Buchanan, a guided missile destroyer, and was awarded the Arleigh Burke Fleet Trophy in 1974 for the most improved combat unit in the Pacific Theater.  Between 2006 and 2009, Dr. Roche served as a director of TechTeam Global, Inc.

•                  Harrison H. Schmitt.  Dr. Schmitt, 79, has served in various capacities as a business and technical consultant since 1983. From 1977 through 1983, Dr. Schmitt was a U.S. Senator from New Mexico, during which time he chaired the Senate Science, Technology and Space Subcommittee, which oversaw all non-military space-related research and development programs of the U.S. Government. From 1974 to 1975, he was Assistant Administrator for Energy Programs for NASA. From 1965 to 1973, he was a NASA astronaut. As Lunar Module Pilot on Apollo 17 in 1972, he explored the Moon’s surface. Dr. Schmitt chaired the NASA Advisory Council from 2005 to 2008.

•                  Scott L. Webster.  Mr. Webster, 62, is a co-founder of Orbital and served on the Orbital board of directors since Orbital’s inception.  Mr. Webster served as Senior Vice President, Special Projects of Orbital from May 2001 until July 2002.  From 1998 until April 2001, Mr. Webster was Chairman of the Board and Chief Executive Officer of ORBCOMM Global, L.P., a satellite services company formerly affiliated with Orbital.  From 1993 to 1997, Mr. Webster served in various consulting capacities with Orbital.  He served as President of Orbital’s Space Data Division from 1990 until 1993 and Executive Vice President of that Division from 1989 to 1990.  Mr. Webster was Orbital’s Senior Vice President of Marketing and Vice President of Marketing from Orbital’s inception in 1982 until 1989.  Previously, he held technical and management positions at Advanced Technology Laboratories and Litton Industries, Inc.  Mr. Webster serves as Chairman of MBDA Incorporated, the U.S. subsidiary of MBDA, a multinational developer and manufacturer of missiles and missile systems, where he was also CEO from November 2013 to November 2014.

Pursuant to the terms of the Transaction Agreement, effective as of the Effective Time, the committees of the Orbital ATK Board of Directors were reconstituted as set forth below.

•                  Audit Committee — Chairperson:  Douglas L. Maine; Members:  Douglas L. Maine, Martin C. Faga, Roman Martinez IV, General Chilton, Mr. Hanisee and General Kadish.

•                  Governance Committee — Chairperson:  Dr. Schmitt; Members:  Dr. Schmitt, Roxanne J. Decyk, Mr. Faga, General Ronald R. Fogleman, USAF (Ret.), Mr. Hanisee and Ms. Obuchowski.

•                  Compensation Committee — Chairperson:  Ms. Decyk; Members: Ms. Decyk, Tig H. Krekel, Mr. Maine, Dr. Fisk, Ms. Obuchowski and Mr. Webster.

•                  Markets & Technology Committee — Chairperson:  Dr. Roche; Members:  Dr. Roche, Mr. Faga, Mr. Krekel, General Chilton, Dr. Fisk and General Kadish.

The new directors will receive compensation consistent with that received by Orbital ATK’s other non-employee directors.

Other than Mr. Callahan and Ms. Foley, who resigned as directors of ATK in connection with the Transaction, ATK’s directors prior to the effectiveness of the transactions contemplated by the Transaction Agreement will continue as directors of Orbital ATK.

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

At the Effective Time, ATK’s Restated Certificate of Incorporation was amended to change the name of the company to Orbital ATK, Inc.  The Certificate of Amendment of the Restated Certificate of Incorporation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

The Board of Directors of ATK approved, effective as of the Effective Time, the amendment and restatement of ATK’s bylaws to reflect the name change to Orbital ATK, Inc. and to provide for the following governance related changes:

•                  until at least the calendar year 2016 annual meeting of stockholder of Orbital ATK, (i) the Orbital ATK Board of Directors shall include seven ATK directors, eight Orbital directors and the Chief Executive Officer of Orbital ATK and (ii) a change in the size of the Orbital ATK Board of Directors shall require the affirmative vote of at least two-thirds of the entire Board of Directors;

•                  the nominees for election to the Orbital ATK Board of Directors at the 2015 annual meeting of Orbital ATK’s stockholders shall be comprised of (i) seven ATK directors (and in the event that an ATK directors is unable or unwilling to be such a nominee, a replacement approved by a majority of the ATK directors at the time), (ii) eight Orbital directors (and in the event that an Orbital director is unable or unwilling to be such a nominee, a replacement approved by a majority of the Orbital directors at the time) and (iii) the Chief Executive Officer of Orbital ATK;

•                  until at least the calendar year 2016 annual meeting of Orbital ATK stockholders, General Ronald R. Fogleman, USAF (Ret.) (or in the event that he is unable or unwilling to hold the position of Chairman of the Orbital ATK Board of Directors at any time during such term, a replacement nominated for election or elected to position of chairman of the Orbital ATK Board of Directors with the approval of a majority of the ATK directors who were members of the Board of Directors at the time of such nomination or election) shall serve as Chairman of the Orbital ATK Board of Directors;

•                  if at any time prior to the calendar year 2016 annual meeting of Orbital ATK stockholders, Mr. David Thompson ceases to be Chief Executive Officer, the Orbital ATK Board of Directors will select a replacement Chief Executive Officer. If the replacement Chief Executive Officer is selected prior to the calendar year 2016 annual meeting of stockholders, and the replacement Chief Executive Officer is one of the ATK directors or the Orbital directors, the Orbital ATK Board of Directors composition described above shall not change. If the replacement Chief Executive Officer is selected prior to the calendar year 2016 annual meeting of stockholders, and the replacement Chief Executive Officer is not one of the ATK directors or the Orbital directors, then the Orbital ATK Board of Directors shall include seven ATK directors, eight Orbital directors and the replacement Chief Executive Officer (or his or her successor) until the calendar year 2016 annual meeting. The Orbital directors shall determine which one of the Orbital directors shall resign to create the vacancy for the replacement Chief Executive Officer;

•                  until at least the calendar year 2016 annual meeting of stockholders, each committee of the Orbital ATK Board of Directors shall include three ATK directors and three Orbital directors, except for the Markets & Technology Committee, which shall include two ATK directors and four Orbital directors, unless in each case such modification is approved by the affirmative vote of at least two-thirds of the entire Orbital ATK Board of Directors;

•                  during the twelve months following the Effective Time, any replacement or fulfillment of a vacancy for the office of Chief Executive Officer, Chief Operating Officer or Chief Financial Officer shall require the affirmative vote of at least two-thirds of the entire Orbital ATK Board of Directors; and

•                  until the calendar year 2016 annual meeting of Orbital ATK stockholders, any alteration, amendment or repeal of any of the above provisions must be approved by the affirmative vote of at least two-thirds of the entire Orbital ATK Board of Directors.

For purposes of the amendments described above:

•                  “ATK director” means (i) at the Effective Time, each of Mark W. DeYoung, Roxanne J. Decyk, Martin C. Faga, General Ronald R. Fogleman, USAF (Ret.), Tig H. Krekel, Douglas L. Maine and Roman Martinez IV (or a replacement thereof that is approved by a majority of the other ATK directors), or (ii) an individual who was nominated for election or elected to the Orbital ATK Board of Directors with the approval of a majority of the ATK directors who were members of the Orbital ATK Board of Directors at the time of such nomination or election; and

•                  “Orbital director” means (i) at the Effective Time, each of David W. Thompson, General Kevin P. Chilton, USAF (Ret.), Lennard A. Fisk, Robert M. Hanisee, Lieutenant General Ronald T. Kadish, USAF (Ret.), Janice I. Obuchowski, James G. Roche, Harrison H. Schmitt and Scott L. Webster, or (ii) an individual who was nominated for election or elected to the Orbital ATK Board of Directors with the approval of a majority of the Orbital directors who were members of the Orbital ATK Board of Directors at the time of such nomination or election.

The foregoing description of the amended and restated bylaws of Orbital ATK does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the amended and restated bylaws, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01                                           Other Events.

On February 9, 2015, Orbital and ATK issued a joint press release announcing the consummation of the Transaction.  A copy of the joint press release is included herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(a)                                 Financial statements of businesses acquired

The financial statements of Orbital required to be filed pursuant to this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)                                 Pro forma financial information

The unaudited pro forma condensed consolidated statements of income of Orbital ATK for the for the nine months ended December 28, 2014 and December 29, 2013 and for each of the three years ended March 31, 2014, 2013 and 2012 and the unaudited pro forma condensed consolidated balance sheet of Orbital ATK as of December 28, 2014, giving effect to the Distribution and the Merger, are filed herewith as Exhibit 99.2 and incorporated herein by reference.

(d)                                 Exhibits

Exhibit No.	Description

2.1

Transaction Agreement, dated as of April 28, 2014 among Orbital Sciences Corporation, Alliant Techsystems Inc., Vista Outdoor Inc. (formerly Vista SpinCo Inc.) and Vista Merger Sub (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on May 2, 2014).

3.1	Certificate of Amendment to Restated Certificate of Incorporation of Orbital ATK, Inc.

3.2	Amended and Restated Bylaws of Orbital ATK, Inc.

10.1	Tax Matters Agreement, dated as of February 9, 2015, between Orbital ATK, Inc. and Vista Outdoor Inc.

10.2	Executive Change in Control Severance Agreement, dated December 14, 2012, between Orbital Sciences Corporation and David W. Thompson.

10.3	Executive Change in Control Severance Agreement, dated December 14, 2012, between Orbital Sciences Corporation and Garrett E. Pierce.

10.4	Executive Change in Control Severance Agreement, dated December 14, 2012, between Orbital Sciences Corporation and Hollis M. Thompson.

10.5	Executive Severance Agreement, dated November 30, 2007, between Orbital Sciences Corporation and Garrett E. Pierce.

99.1	Joint Press Release, dated February 9, 2015.

99.2

Unaudited pro forma condensed consolidated statements of income of Orbital ATK, Inc. for the nine months ended December 28, 2014 and December 29, 2013 and for each of the three years ended March 31, 2014, 2013 and 2012 and the unaudited pro forma condensed consolidated balance sheet of Orbital ATK, Inc. as of December 28, 2014, giving effect to the Distribution and the Merger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITAL ATK, INC.

February 13, 2015	By:	/s/ Thomas E. McCabe
Thomas E. McCabe
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1

Transaction Agreement, dated as of April 28, 2014 among Orbital Sciences Corporation, Alliant Techsystems Inc., Vista Outdoor Inc. (formerly Vista SpinCo Inc.) and Vista Merger Sub (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on May 2, 2014).

3.1	Certificate of Amendment to Restated Certificate of Incorporation of Orbital ATK, Inc.

3.2	Amended and Restated Bylaws of Orbital ATK, Inc.

10.1	Tax Matters Agreement, dated as of February 9, 2015, between Orbital ATK, Inc. and Vista Outdoor Inc.

10.2	Executive Change in Control Severance Agreement, dated December 14, 2012, between Orbital Sciences Corporation and David W. Thompson.

10.3	Executive Change in Control Severance Agreement, dated December 14, 2012, between Orbital Sciences Corporation and Garrett E. Pierce.

10.4	Executive Change in Control Severance Agreement, dated December 14, 2012, between Orbital Sciences Corporation and Hollis M. Thompson.

10.5	Executive Severance Agreement, dated November 30, 2007, between Orbital Sciences Corporation and Garrett E. Pierce.

99.1	Joint Press Release, dated February 9, 2015.

99.2

Unaudited pro forma condensed consolidated statements of income of Orbital ATK, Inc. for the nine months ended December 28, 2014 and December 29, 2013 and for each of the three years ended March 31, 2014, 2013 and 2012 and the unaudited pro forma condensed consolidated balance sheet of Orbital ATK, Inc. as of December 28, 2014, giving effect to the Distribution and the Merger.